SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           September 11, 2018

NANOVIRICIDES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive,
Shelton, Connecticut	06484
(Address of Principal Executive Offices)	(Zip Code)

(203) 937-6137

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: The sole purpose of this amendment to the Current Report on Form 8-K filed by Nanoviricides, Inc. (the “Registrant’)on July 11, 2018 (the “Original Filing”) is to include the Registrant’s response to the letter received as Exhibit 17.1 to the Original Filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2018, NanoViricides, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements set forth in Part 8 of the NYSE American Company Guide (the “Company Guide”). The NYSE noted that the Company is not in compliance with Section 803(B)(2)(a) of the Company Guide in that it no longer has at least three members on the audit committee, effective as of June 29, 2018 when Dr. Mukund Kulkarni advised the Company that he resigned as a member of its audit committee.

The NYSE informed the Company that, under the NYSE's rules, the Company will have until the earlier of its next annual meeting or one year from the occurrence of the event that caused the failure to comply with the audit committee composition requirements, provided, however, that if the annual shareholders’ meeting occurs no later than 180 days following the event that caused the failure to comply with these requirements, the Company shall instead have 180 days from such event to regain compliance.

Under the NYSE's rules, the Company will have until the earlier of its next annual meeting or one year from the occurrence of the event that caused the failure to comply with the board of directors composition requirements, provided, however, that if the annual shareholders’ meeting occurs no later than 180 days following the event that caused the failure to comply with these requirements, the Company shall instead have 180 days from such event to regain compliance.

On July 10, 2018, Dr. Kulkarni advised the Company that he rescinded his resignation as a member of the audit committee and the Company accepted same. Dr. Kulkarni rescinded his resignation from the Audit Committee subsequent to Dr. Boniuk’s resignation as a Director and from all committees of the Board of Directors.

Item 5.02.	Departure of Directors or Certain Officers.

On July 10, 2018, Dr. Milton Boniuk resigned as a Director of the Company and as a member of its audit, compensation and nominating committees. The reasons for Dr. Boniuk’s resignation are set forth in the letter attached hereto as Exhibit 17.1 hereto. The Company disputes several assertions in Dr. Boniuk’s letter as being not factual and inaccurate. The Company agrees that Dr. Boniuk resigned because of differences with other members of the Board of Directors and with the Company’s Management Team.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
17.1	Letter from Dr. Milton Boniuk *
17.2	Letter to Dr. Milton Boniuk

* Previously filed as Exhibit 17.1 to the Current Reporter Form 8-K filed on July 11, 2018.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: September 11, 2018	By:	/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman, President